Exhibit 10.21

CONSENT AND AMENDMENT AGREEMENT

This Consent and Amendment Agreement (this “Agreement”), dated as of December 20, 2011, by and among SYNDAX PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), the Lenders (as defined below), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Lenders (in such capacity, and together with its successors and permitted assigns, “Agent”).

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of March 30, 2011, among Borrower, Agent, the financial institutions party thereto from time to time as lenders (the “Lenders”) (as it may have been and may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”), Agent and Lenders have made certain loans and other financial accommodations to Borrower subject to the terms and conditions set forth therein; and

WHEREAS, Borrower has requested that Agent and Requisite Lenders consent to the incurrence by the Borrower of $6,250,000 of additional unsecured, subordinated indebtedness evidenced by a series of Convertible Promissory Notes, dated on or about the date hereof, in the aggregate principal amount of up to $3,125,000 (the “Series 1 Notes”) and a second series of Convertible Promissory Notes, to be dated on or about March 1, 2012, in the aggregate principal amount of up to $3,125,000 (the “Series 2 Notes” and together with the Series 1 Notes, collectively, the “New Notes”), issued under a certain Note and Warrant Purchase Agreement, dated on or about the date hereof (the “New NPA”), by and among the Borrower, and the investors party thereto, which indebtedness (i) shall be subordinated to all Obligations in all respects, (ii) shall not require payment of any kind (including principal, interest, fees or other costs related thereto) until all Obligations shall have been indefeasibly paid in full; provided, that such financing may be converted to equity at any time and payment of cash in lieu of the issuance of fractional shares in connection with such conversion may be made, and (iii) shall otherwise be in form and substance reasonably satisfactory to Agent; and

WHEREAS, Agent and Lenders constituting at least the Requisite Lenders are willing to agree to such requests, subject to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, each of Borrower, Requisite Lenders and Agent hereby agrees as follows:

1. Recitals; Definitions. The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof. All capitalized terms used but not otherwise defined herein have the meanings given such terms in the Loan Agreement.

2. Consent. Effective as of the date hereof, and in accordance with Section 10.08 of the Loan Agreement, Agent and Lenders constituting at least the Requisite Lenders hereby (i) consent to the issuance of the New Notes, the execution and delivery of the New NPA and the other documents related thereto, and the incurrence of the Indebtedness thereunder, and (ii) waive any Default or Event of Default that would otherwise arise, but for this Agreement, under Section 8.1 of the Loan Agreement by reason of the foregoing.

3. Amendments. Subject to the terms and conditions of this Agreement:

A.	Section 4.1(r) of the Loan Agreement is hereby amended by replacing the clause “(the “Subordination Agreement”)” with the clause “(the “First Subordination Agreement”)”.

B.	Section 4.1(s) of the Loan Agreement is hereby amended by replacing the clause “the Subordination Agreement” with the clause “the Subordination Agreements”.

C.	Section 6.9(a) of the Loan Agreement is hereby amended by replacing the term “Subordination Agreement” with the term “First Subordination Agreement”.

D.	Section 7.2 of the Loan Agreement is hereby amended by deleting clause (d) thereof in its entirety and replacing such clause with the following:

“ (d) unsecured Indebtedness in an aggregate amount not to exceed $12,250,000, $6,000,000 of which is subordinated to the Obligations pursuant to the First Subordination Agreement and up to $6,250,000 of which is subordinated to the Obligations pursuant to that certain Subordination Agreement, dated as of December 20, 2011, executed by the Borrower and each investor party to that certain Note Purchase and Warrant, dated as December 20, 2011, by and among the Borrower and the investors party thereto (the “Second Subordination Agreement” and together with the First Subordination Agreement, each a “Subordination Agreement” and, collectively, the “Subordination Agreements”), ”

4. Conditions. The foregoing is subject to the following conditions:

A.	No Default or Event of Default shall have occurred and be continuing other than the Defaults or Events of Default waived pursuant to Section 2 above; and

B.	Borrower shall have delivered true and complete copies of the Series 1 Notes, the New NPA and such further documents, information, certificates, records and filings as Agent may reasonably request.

5. Covenants. Borrower shall deliver true and complete copies of the Series 2 Notes and such further documents, information, certificates, records and filings as Agent may reasonably request within 3 business days of the execution and delivery thereof.

6. Reaffirmation of Debt Documents. By executing and delivering this Agreement, Borrower hereby (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement, the Notes and the other Debt Documents, (ii) agrees that this Agreement shall be a “Debt Document” under the Loan Agreement and (iii) hereby expressly agrees that the Loan Agreement, the Notes and each other Debt Document shall remain in full force and effect following any action contemplated in connection herewith.

7. Reaffirmation of Grant of Security Interest in Collateral. Borrower hereby expressly reaffirms, ratifies and confirms its obligations under the Loan Agreement, including its mortgage, grant, pledge and hypothecation to the Agent for the benefit of the Agent and each Lender, of the lien on and security interest in, all of its right, title and interest in, all of the Collateral.

8. Confirmation of Representations and Warranties; Liens; No Default. Borrower hereby confirms that (i) all of the representations and warranties set forth in the Debt Documents continue to be true and correct as of the date hereof, except to the extent such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct as of such prior date); (ii) there are no Defaults or Events of Default that have not been waived or cured other than the Defaults or Events of Default waived pursuant to Section 2 above; (iii)

Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, for the benefit of the Agent and each Lender, pursuant to the Debt Documents or otherwise granted to or held by Agent, for the benefit of the Agent and each Lender, and (iv) the agreements and obligations of Borrower contained in the Debt Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity ; provided, however, with respect to this clause (iv), to the extent that this Agreement is not enforceable against Borrower, the obligations of the Agent and Lenders contained herein with respect to such parties are null and void.

9. No Other Consents or Amendments. The consent in this Agreement is applicable only to the matters set forth in Section 2 above, and does not constitute a future consent nor a consent to anything other than the matters expressly set forth herein. Except as expressly set forth in this Agreement, the Loan Agreement and all other Debt Documents shall remain unchanged and in full force and effect. This Agreement shall be limited precisely and expressly as drafted and shall not be construed as a consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement or any other Debt Document.

10. Intentionally Omitted.

11. Costs and Expenses. Borrower shall be responsible for (i) a consent fee of $1,500.00 and (ii) the reimbursement of all fees and expenses of Agent’s in-house and outside counsel and other out of pocket costs and expenses incurred by Agent and Lenders in connection with the preparation and negotiation of this Agreement. Such fees, costs and expenses, as limited by the preceding sentence, shall be due and payable upon demand of Agent, and if not paid promptly upon such demand, all such fees, costs and expenses shall become part of the Obligations.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Debt Documents.

14. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

15. Counterparts. This Agreement may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Consent to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

Syndax Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Joanna Horobin, M.D.
Name:	Joanna Horobin, M.D.
Title:	Chief Executive Officer

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AGENT AND LENDER:

General Electric Capital Corporation, a Delaware corporation

By:	/s/ Jacqueline K. Blechinger
Name:	Jacqueline K. Blechinger
Its:	Duly Authorized Signatory

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